Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2016, with respect to the consolidated financial statements of Innocoll AG included in the Annual Report of Innocoll Holdings plc on Form 20-F for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton

Dublin, Ireland
June 1, 2016